UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 8, 2014

Date of report (Date of earliest event reported)

Valmont Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 8, 2014, Valmont Industries (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in the Underwriting Agreement, pursuant to which the Company agreed to sell to the Underwriters $250 million aggregate principal amount of its 5.00% senior notes due 2044 (the “2044 Notes”) and $250 million aggregate principal amount of its 5.25% senior notes due 2054 (the “2054 Notes”), for sale by the Underwriters (collectively the “Offering”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-198522) and a related preliminary prospectus supplement and prospectus supplement filed with the U.S. Securities and Exchange Commission.  The Offering will result in net proceeds, after underwriting fees and estimated expenses, of approximately $490.6 million.  The offering of the Notes is expected to close on September 22, 2014, subject to customary closing conditions.

The 2044 Notes and 2054 Notes will be issued pursuant to an Indenture dated as of April 12, 2010 between the Company and Wells Fargo Bank, National Association, as trustee, and a Second Supplemental Indenture and Third Supplemental Indenture to be entered into between the Company and Wells Fargo Bank, National Association, as trustee.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

On September 8, 2014, the Company commenced an offer to purchase (the “Tender Offer”) for cash up to $200 million aggregate principal amount of its outstanding 6.625% senior notes due 2020 (the “Tender Notes”).  The consideration for each $1,000 principal amount of Tender Notes validly tendered and not validly withdrawn before 5:00 p.m. New York City time, on September 19, 2014 (as may be extended, the “Early Tender Date”) and accepted for purchase pursuant to the Tender Offer will be determined by reference to a fixed spread of 0.85% over the yield based on the bid-side price of the 1.625% U.S. Treasury Notes due August 31, 2019 as calculated by Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC at 1:00 p.m., New York City time, on September 19, 2014.  The consideration payable for the Tender Notes includes an early tender premium of $40.00 per $1,000 principal amount of Tender Notes accepted for purchase.  Holders of Tender Notes tendered after the Early Tender Date but before 11:59 p.m. New York City time, on October 3, 2014 (as may be extended, the “Expiration Time”) and accepted for purchase pursuant to the Tender Offer will not receive the early tender premium.  In addition, all holders of Tender Notes accepted for purchase pursuant to the Tender Offer will receive accrued and unpaid interest on their Tender Notes from the last interest payment date to the applicable settlement date.  No tenders submitted after the Expiration Time will be valid.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated September 8, 2014, among Valmont Industries, Inc., J.P. Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: September 10, 2014

	By:	/s/ Mark Jaksich
		Name:	Mark Jaksich
		Title:	Chief Financial Officer

EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 8, 2014, among Valmont Industries, Inc., J.P. Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated.